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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES

The following are subsidiaries of the Company, the respective jurisdictions of their incorporation and names (if any) under which they do business. The Company owns all of the voting securities (including directors' qualifying shares owned beneficially by the Company) of each such subsidiary except the Company owns only approximately 50% of EDO (Canada) Limited.

The names of particular subsidiaries of the Company have been omitted. When considered in the aggregate as a single subsidiary, these omitted subsidiaries do not constitute a "significant subsidiary" as such term is defined in Rule 1-02(v) of Regulation S-X of the Securities Exchange Act of 1934, as amended.

                                      Jurisdiction        Name Under Which
                                           of                Subsidiary
     Name                             Incorporation        Does Business
     ----                             -------------        -------------
EDO Western Corporation               Utah              EDO Electro-Ceramics
EDO (Canada) Limited                  Canada
EDO Foreign Sales Corporation         U.S. Virgin
                                       Islands
EDO Sports, Inc.                      Delaware
EDO Western International Corp.       Delaware
EDO International Corporation         Delaware
EDO Energy Corporation                Delaware
EDO Automotive Natural Gas, Inc.      Delaware
Specialty Plastics, Inc.              Louisiana         EDO Specialty Plastics
EDO Acquisition II, Inc,              Delaware          EDO Technology Services
                                                          and Analysis
AIL Technologies, Inc.                Delaware
M. Technologies Inc.                  Pennsylvania      EDO M. Tech
AIL Systems, Inc.                     Delaware
American Nucleonics Inc.              California
Astro Optics Laboratories, Inc.       California
Dorne & Margolin, Inc.                Delaware